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                                                                    Exhibit 5.3

                              [UBS AG Letterhead]


UBS AG
Zurich and Basel
Switzerland

22 December 2000



Ladies and Gentlemen:

I am the Deputy Group General Counsel of UBS AG (the "Company") and I am a member in good standing of the Bar of Basel-City, Switzerland. I am delivering this opinion with respect to the proposed registration under the United States Securities Act of 1933, as amended, of the guarantees of the Company of the obligations of UBS Americas, Inc., a Delaware corporation and wholly owned subsidiary of the Company ("UBS Americas"), under certain debt securities and other obligations of UBS Americas set forth on Annex A (collectively, the "Guarantees"). In connection with this opinion, I have examined and I am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as I have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

Upon the basis of such examination based on the foregoing and subject to the qualifications stated herein, I am of the opinion that the Guarantees have been duly and validly authorized.

The opinions expressed herein are limited to questions arising under the laws of Switzerland.

I consent to the filing of this opinion as an exhibit to the Registration Statement relating to the Guarantees and the securities and other obligations of UBS Americas, and to the reference to my person as internal counsel to the Company under the headings "Validity of the Securities" in the Prospectuses forming a part of the Registration Statement. I furthermore consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent I do not thereby admit that I am in the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended.

This opinion is furnished by me, as internal counsel to the Company, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose without my express written permission, or relied upon by any other person.


Yours faithfully,

/s/ Hanspeter Dietzi

Prof. Dr. Hanspeter Dietzi
Deputy Group General Counsel